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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[X]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           Tecumseh Products Company
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     paid previously. Identify the previous filing by registration statement
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SEC 1913 (02-02)


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                           TECUMSEH PRODUCTS COMPANY
                                   SUPPLEMENT
                            DATED APRIL 24, 2003 TO
                      PROXY STATEMENT DATED MARCH 21, 2003
                RELATING TO 2003 ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:

     The Board of Directors of Tecumseh Products Company is sending you this supplement to provide you with information about some events that occurred after we mailed our proxy statement dated March 21, 2003.

DECISION TO CHANGE ACCOUNTANTS

     On April 11, 2003, our audit committee determined to dismiss Ciulla, Smith & Dale, LLP as our independent accountants to audit our books for the current year. Ciulla, Smith & Dale, LLP will continue in their role as our independent accountants through the completion of their normal quarterly review of our first quarter 2003 financial statements which is expected to be completed on or before May 15, 2003.

     The audit reports issued by Ciulla, Smith & Dale, LLP on our consolidated financial statements as of and for each of the two years ended December 31, 2001 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     For the years ended December 31, 2001 and 2002, and through the current date, there were no disagreements with Ciulla, Smith & Dale, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ciulla, Smith & Dale, LLP would have caused Ciulla, Smith & Dale, LLP to make reference to the subject matter of the disagreement in connection with its reports. During the same periods, there have been no "reportable events" as such term is defined in Item 304(a)(1)(v) of the Securities and Exchange Commission's Regulation S-K.

     The decision to change our independent accountants was approved by our audit committee.

     We have provided a copy of the above disclosure to Ciulla, Smith & Dale, LLP and have received a letter from them addressed to the SEC, dated April 22, 2003, stating their agreement with the above statements. A copy of their letter is attached to the amended report on Form 8-K/A that we filed with the SEC on April 22, 2003 to report the change in our independent accounts.

ENGAGEMENT OF NEW ACCOUNTANTS

     On April 11, 2003, our audit committee approved engaging
PricewaterhouseCoopers LLP to serve as our independent accountants for fiscal year 2003.

     During the two years ended December 31, 2001 and 2002, and during the subsequent interim period prior to our engaging them, we did not consult with PricewaterhouseCoopers LLP on the application of accounting principles to a specific transaction, the type of opinion that may be rendered on our consolidated financial statements, or any other matters listed in Item 304(a)(2) of Regulation S-K.

     Foreign offices of PricewaterhouseCoopers LLP served as auditors of some of our foreign subsidiaries for the year ended December 31, 2002.

ANNUAL MEETING OF SHAREHOLDERS

     Representatives of both PricewaterhouseCoopers LLP and Ciulla, Smith & Dale, LLP will be present at the annual meeting and available to respond to appropriate questions from shareholders. Each of them will have an opportunity to make a statement if he so desires.